Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Smart & Final Stores, Inc. (the “Company”), for the quarterly period ended June 14, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David G. Hirz, as Chief Executive Officer of the Company, and Richard N. Phegley, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David G. Hirz
Name:	David G. Hirz
Title:	Chief Executive Officer
(Principal Executive Officer)
Date:	July 22, 2015

/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Chief Financial Officer
(Principal Financial Officer)
Date:	July 22, 2015

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.